UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2020

CONSOL Coal Resources LP

(Exact name of registrant as specified in its charter)

Delaware	001-37456	47-3445032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 CONSOL Energy Drive, Suite 100 Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Units representing limited partner interests	CCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Following the closing of the Merger (as defined herein), and to give effect to certain transactions related thereto, on December 30, 2020, CONSOL Energy Inc., a Delaware corporation (“CEIX”), Transformer Holdings LP Inc., a Delaware limited liability company and a wholly owned subsidiary of CEIX (“Holdings”), and CONSOL Coal Resources GP LLC, a Delaware limited liability company (the “General Partner”) and the general partner of CONSOL Coal Resources LP, a Delaware limited partnership (the “Partnership”), entered into the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Fourth A&R Partnership Agreement”) to, among other things, admit Holdings as a limited partner of the Partnership, delete provisions relating to the incentive distribution rights representing limited partner interests in the Partnership (the “Incentive Distribution Rights”), which were automatically cancelled immediately prior to the Effective Time (as defined herein) for no consideration in accordance with the Third Amended and Restated Agreement of Limited Partnership of CONSOL Coal Resources LP, dated as of November 28, 2017 (the “Third A&R Partnership Agreement”), and reflect the conversion of the economic general partner interest in the Partnership into a non-economic general partner interest in the Partnership.

The foregoing description of the Fourth A&R Partnership Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Fourth A&R Partnership Agreement, a copy of which is filed herewith as Exhibit 3.1 and the terms of which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 30, 2020, in connection the consummation of the Merger, the Affiliated Company Credit Agreement, dated November 28, 2017 (as amended, the “Affiliated Company Credit Agreement”), by and among the Partnership, as borrower, certain subsidiaries of the Partnership party thereto, CEIX, as lender and administrative agent, and PNC Bank, National Association, as collateral agent, was terminated, all obligations and guarantees thereunder repaid and discharged and all liens granted in connection therewith released. In connection with the termination of the Affiliated Company Credit Agreement and in exchange for, and in satisfaction of, payment of the outstanding balance of approximately $176.5 million thereunder, the Partnership issued 37,322,410 common units (the “Consideration Units”) representing limited partner interests in the Partnership (“Partnership Common Units”) to CEIX.

The material terms of the Affiliated Company Credit Agreement were previously disclosed in the Current Reports on Form 8-K filed by the Partnership with the Securities and Exchange Commission (“SEC”) on December 4, 2017 and April 3, 2019 and, to the extent applicable, the disclosure relating to the Affiliated Company Credit Agreement under Item 1.01 of each such Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 22, 2020, the Partnership, the General Partner, CEIX, Holdings, and Transformer Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub would merge with and into the Partnership, with the Partnership surviving as an indirect, wholly owned subsidiary of CEIX (the “Merger”).

On December 30, 2020, the parties to the Merger Agreement completed the Merger. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each outstanding Partnership Common Unit other than Partnership Common Units owned by CEIX and its subsidiaries (each, a “Public Common Unit”) converted into the right to receive, subject to adjustment as described in the Merger Agreement, 0.73 shares of common stock, par value $0.01 per share, of CEIX (the “CEIX Common Stock” and the shares of CEIX Common Stock issued in the Merger, the “Merger Consideration”) and (ii) each of the outstanding phantom units and any other awards relating to a Partnership Common Unit issued under the Partnership Long-Term Incentive Plans (as defined in the Merger Agreement), whether vested or not vested, became fully vested and automatically converted into the right to receive, with respect to each Partnership Common Unit subject thereto, the Merger Consideration (plus any accrued but unpaid amounts in relation to distribution equivalent rights). Except for the Incentive Distribution Rights, which were automatically canceled immediately prior to the Effective Time for no consideration in accordance with the Third A&R Partnership Agreement, the limited partner interests in the Partnership owned by

CEIX and its subsidiaries immediately prior to the Effective Time remain outstanding as limited partner interests in the surviving entity. The economic general partner interest in the Partnership converted into a non-economic general partner interest in the surviving entity, and the General Partner continued as the sole general partner of the surviving entity.

Pursuant to the Merger Agreement, Merger Sub issued approximately 7.9 million shares of CEIX Common Stock to the holders of Partnership Common Units as Merger Consideration as described above.

The Merger Agreement is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on October 23, 2020, which agreement is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Partnership, CEIX or their respective subsidiaries and affiliates.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent applicable, the information included under Item 2.01 above is incorporated into this Item 3.01 by reference.

In connection with the consummation of the Merger, the New York Stock Exchange (the “NYSE”) was notified that each outstanding Public Common Unit issued and outstanding immediately prior to the Effective Time was converted, pursuant to the Merger, into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. The Partnership requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Partnership Common Units from the NYSE and to deregister the Partnership Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act). The Partnership Common Units were suspended from trading on the NYSE prior to the opening of trading on December 30, 2020.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.02 is incorporated into this Item 3.02 by reference.

The issuance of the Consideration Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. CEIX (i) is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and (ii) acquired the Consideration Units for investment purposes and not with a view to resell or distribute them. The Partnership did not engage in general solicitation or advertising and did not offer securities to the public in connection with the issuance of the Consideration Units.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 and Item 3.01 is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, as of the Effective Time, Michael L. Greenwood, Dan D. Sandman and Jeffrey L. Wallace stepped down from their respective roles as members of the Board of Directors of the General Partner (the “GP Board”). The decision of each of Messrs. Greenwood, Sandman and Wallace to step down as a member of the GP Board was not the result of any disagreement with the General Partner or the Partnership on any matter relating to the operations, policies or practices of the General Partner or the Partnership and was solely as a result of the Merger.

In addition, as of the Effective Time, the number of members of the GP Board was decreased from seven to four.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously announced, the completion of the Merger was subject to, among other things, approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the affirmative consent of the holders of a majority of the outstanding Partnership Common Units (the “Consent Solicitation”).

In connection with the execution of the Merger Agreement, the Partnership and CEIX entered into a Support Agreement, dated as of October 22, 2020 (the “Support Agreement”), pursuant to which CEIX agreed to deliver a written consent (the “Written Consent”), covering all of the Partnership Common Units beneficially owned by it (the “Covered Units”), approving the Merger, adoption of the Merger Agreement and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement.

The GP Board set November 27, 2020 as the record date (the “Record Date”) for determining the Partnership limited partners entitled to execute and deliver written consents approving the Merger Agreement and the transactions contemplated thereby, including the Merger. On November 30, 2020, CEIX, which as of the Record Date held 16,811,818 Partnership Common Units, representing approximately 60.7% of the outstanding Partnership Common Units, delivered the Written Consent in accordance with the terms of the Support Agreement. The delivery of the Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, without the receipt of written consent from any other holder of Partnership Common Units.

The deadline for the consent solicitation expired at 11:59 p.m. (Eastern Time), on December 29, 2020. A summary of the results of the Consent Solicitation is set forth below.

Approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

Consents For	Consents Against	Abstentions
23,063,876	127,655	10,502

The foregoing description of the Support Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreement, a copy of which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on October 23, 2020 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Partnership and CEIX issued a joint press release on December 30, 2020 announcing, among other things, the results of the Consent Solicitation and the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of the Exhibit

2.1*	Agreement and Plan of Merger, dated as of October 22, 2020, by and among CONSOL Energy Inc., Transformer LP Holdings Inc., Transformer Merger Sub LLC, CONSOL Coal Resources GP LLC and CONSOL Coal Resources LP (incorporated by reference to Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on October 23, 2020, File No. 37456).

3.1	Fourth Amended and Restated Agreement of Limited Partnership of CONSOL Coal Resources LP, dated as of December 30, 2020.

10.1	Support Agreement, dated as of October 22, 2020, by and between CONSOL Coal Resources LP and CONSOL Energy Inc. (incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on October 23, 2020, File No. 37456).

99.1	Press Release dated December 30, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL COAL RESOURCES LP

By: CONSOL COAL RESOURCES GP LLC, its general partner

By:	/s/ Miteshkumar B. Thakkar
Name:	Miteshkumar B. Thakkar
Title:	Chief Financial Officer

Dated: December 30, 2020